Exhibit 99.1

TriNet Announces Third Quarter Fiscal 2015 Results
20% Growth in Total Revenues and 5% growth in net service revenues
15% Increase in Worksite Employees (WSEs), to approximately 315,000

SAN LEANDRO, Calif. — November 2, 2015 — TriNet Group, Inc. (NYSE: TNET), a leading provider of a comprehensive human resources solution for small to medium-sized businesses, today announced financial results for the third quarter ended September 30, 2015.

Selected third quarter results include:

•	Total revenues increased 20% to $668.0 million, while Net Service Revenues increased 5% to $133.5 million, each as compared to the same period last year.

•	Total WSEs at September 30, 2015 increased 15% from September 30, 2014, to approximately 315,000.

•	Net income was $3.1 million, or $0.04 per diluted share, compared to net income of $0.7 million, or $0.01 per diluted share, in the same period last year.

•
Adjusted Net Income was $13.3 million, or $0.19 per diluted share on a pro forma basis, compared to Adjusted Net Income of $20.2 million, or $0.28 per diluted share on a pro forma basis, in the same period last year.

•	Adjusted EBITDA was $30.8 million, a 26% decrease from the same period last year.

“Our third quarter results reflect healthy momentum in our business, driven by our superior bundled product offering and vertical market strategy,” said Burton M. Goldfield, TriNet’s President and CEO. “We generated double digit growth in our WSE base and professional service revenues, while continuing to grow our salesforce in line with our plan. We are attracting talented professionals with deep sector knowledge and strong relationships, which is allowing us to maximize our differentiated product solutions and grow our presence across our target verticals. Looking ahead, our market opportunity remains compelling and we believe we are well positioned to execute our strategy and build on our success.”

Results for the third quarter of 2015 reflect a net increase of 42,084 WSEs since September 30, 2014 representing 15% growth.  TriNet’s total revenues for the third quarter of 2015 increased 20% from the third quarter of 2014 to $668.0 million, while Net Service Revenues increased 5% from the third quarter of 2014 to $133.5 million.  Net Service Revenues consisted of professional service revenues of $99.4 million and Net Insurance Service Revenues of $34.1 million.  Net Insurance Service Revenues consisted of insurance service revenues of $568.5 million, less insurance costs of $534.5 million.  Professional service revenues for the third quarter of 2015 increased 15%, and Net Insurance Service Revenues decreased 17%, compared to the third quarter of 2014. TriNet ended the third quarter with 479 Total Sales Representatives, up from 391 at the end of the third quarter of 2014, an increase of 23%.

At September 30, 2015, TriNet had cash and equivalents of $146.3 million and total debt of $504.6 million.

Earnings Conference Call and Audio Webcast
TriNet will host a conference call at 2:00 p.m. PT (5:00 p.m. ET) today to discuss its quarterly results and the outlook for the 2015 fourth quarter. TriNet encourages participants to pre-register for the conference call. Callers who pre-register will be given a unique PIN to gain immediate access to the call and bypass the live operator. To pre-register, go to: http://dpregister.com/10074061. For those who would like to join the call but have not pre-registered, they can do so by dialing +1 (412) 317-5426 and requesting the “TriNet Conference Call.”  The live webcast of the conference call can be accessed on the Investor Relations section of TriNet’s website at http://investor.trinet.com. A replay of the webcast will be available on this site for approximately one year. A telephonic replay will be available for one week following the conference call at +1 (412) 317-0088 conference ID: 10074061.

About TriNet
TriNet is a leading provider of a comprehensive human resources solution for small to medium-sized businesses, or SMBs. We enhance business productivity by enabling our clients to outsource their human resources, or HR, function to one strategic partner and allowing them to focus on operating and growing their core businesses. Our HR solution includes services such as payroll processing, human capital consulting, employment law compliance and employee benefits, including health insurance, retirement plans and workers compensation insurance. Our services are delivered by our expert team of HR professionals and enabled by our proprietary, cloud-based technology platform, which allows our clients and their employees to efficiently conduct their HR transactions anytime and anywhere. For more information, please visit http://www.trinet.com.

 Use of Non-GAAP Financial Measures
Reconciliations of non-GAAP financial measures to TriNet’s financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section of the tables titled “Non-GAAP Financial Measures.”

Forward-Looking Statements
This press release contains, and statements made during the above referenced conference call will contain, forward-looking statements including, among other things, TriNet’s expectations regarding: its business momentum; the growth of its salesforce and its customer and WSE base; its ability to generate returns through its vertical sales strategy and penetration of the SMB market; its ability to maximize its differentiated product solutions and grow its presence across its target verticals; its ability to execute its strategy and build on its success; its ability to forecast future revenues, insurance claims and costs, Net Insurance Service Revenues, Net Service Revenues, professional service revenues, expenses, net income, Adjusted Net Income and Adjusted EBITDA; and its ability to address insurance cost and claims variability in its business model. These statements are not guarantees of future performance, but are based on management’s expectations as of the date hereof and assumptions that are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements. Important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements include: risks associated with the market acceptance of outsourcing the HR function, and the anticipated benefits associated with the use of a bundled HR solution; our ability to continue to expand our direct sales force and the efficacy of our sales and marketing efforts; our ability to gain new clients, and our clients’ ability to grow and gain more employees; our ability to effectively acquire and integrate new businesses; the effects of seasonal trends on our results of operations; the unpredictable nature of our costs and operating expenses, in particular our insurance costs; changes to and our ability to comply with laws and regulations, including both those applicable to the co-employment relationship as well as those applicable to our clients’ businesses and their employees; the implementation of the Patient Protection and Affordable Care Act, as modified by the Health Care and Education Reconciliation Act, and its application to the co-employer relationship; our ability to effectively manage our growth; the effects of increased competition and our ability to compete effectively; and our ability to comply with the restrictions of our credit facility and meet our debt obligations.

Further information on risks that could affect TriNet’s results is included in our filings with the Securities and Exchange Commission, including our most recently filed Quarterly Report on Form 10-Q, which could cause actual results to vary from expectations. Except as required by law, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements.

Contacts:
Investors:	Media:
Alex Bauer	Jock Breitwieser
TriNet	TriNet
Investorrelations@TriNet.com	Jock.Breitwieser@TriNet.com
(510) 875-7201	(510) 875-7250

TriNet, Ambitions Realized and the TriNet logo are registered trademarks of TriNet.

TriNet Group, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Professional service revenues	$99,473	$86,864	$294,288	$251,999
Insurance service revenues	568,535	469,087	1,639,305	1,337,870
Total revenues	668,008	555,951	1,933,593	1,589,869
Costs and operating expenses:
Insurance costs	534,481	428,184	1,535,678	1,209,536
Cost of providing services (exclusive of depreciation and amortization of intangible assets)	37,540	32,575	111,582	100,252
Sales and marketing	44,997	37,396	123,740	104,225
General and administrative	17,726	13,766	48,991	40,785
Systems development and programming costs	6,991	6,776	21,849	19,235
Amortization of intangible assets	10,459	12,743	32,284	39,559
Depreciation	4,132	3,265	10,761	9,725
Total costs and operating expenses	656,326	534,705	1,884,885	1,523,317
Operating income	11,682	21,246	48,708	66,552
Other income (expense):
Interest expense and bank fees	(4,685)	(18,462)	(14,653)	(49,174)
Other, net	355	179	873	257
Income before provision for income taxes	7,352	2,963	34,928	17,635
Provision for income taxes	4,255	2,238	17,328	9,149
Net income	$3,097	$725	$17,600	$8,486
Net income per share:
Basic	$0.04	$0.01	$0.25	$0.13
Diluted	$0.04	$0.01	$0.24	$0.13
Weighted average shares:
Basic	70,237,737	69,134,908	70,247,035	51,654,608
Diluted	72,087,917	72,954,352	72,757,277	55,003,651

TriNet Group, Inc. and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)
 (Unaudited)

	September 30, 2015	December 31, 2014
Assets
Current assets:
Cash and cash equivalents	$146,315	$134,341
Restricted cash	14,554	14,543
Prepaid income taxes	21,071	26,711
Prepaid expenses	12,794	9,336
Deferred loan costs and other current assets	4,014	4,271
Worksite employee related assets	867,126	1,635,136
Total current assets	1,065,874	1,824,338
Workers compensation receivable	28,974	31,905
Restricted cash and investments	104,348	69,447
Property and equipment, net	36,352	32,298
Goodwill	290,507	288,857
Other intangible assets, net	52,534	81,718
Deferred and other long term income taxes	21,705	7,184
Deferred loan costs and other assets	9,277	12,017
Total assets	$1,609,571	$2,347,764
Liabilities and stockholders’ deficit
Current liabilities:
Accounts payable	$14,863	$12,273
Accrued corporate wages	34,559	29,179
Deferred income taxes	69,228	65,713
Current portion of notes payable and borrowings under capital leases	20,274	20,738
Other current liabilities	10,537	10,303
Worksite employee related liabilities	862,003	1,630,555
Total current liabilities	1,011,464	1,768,761
Notes payable and borrowings under capital leases, less current portion	484,484	524,412
Workers compensation liabilities	121,028	75,448
Other liabilities	6,694	4,902
Total liabilities	1,623,670	2,373,523
Commitments and contingencies
Stockholders’ deficit:
Preferred stock, $.000025 per share stated value; 20,000,000 shares authorized; no shares issued and outstanding at September 30, 2015 and December 31, 2014	—	—
Common stock, $.000025 per share stated value; 750,000,000 shares authorized; 69,989,672 and 69,811,326 shares issued and outstanding at September 30, 2015 and December 31, 2014, respectively	485,873	442,682
Accumulated deficit	(499,467)	(468,127)
Accumulated other comprehensive loss	(505)	(314)
Total stockholders’ deficit	(14,099)	(25,759)
Total liabilities and stockholders’ deficit	$1,609,571	$2,347,764

TriNet Group, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2015	2014
Operating activities
Net income	$17,600	$8,486
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	42,559	67,754
Deferred income taxes	1,835	27,180
Stock-based compensation	12,991	8,251
Excess tax benefit from equity incentive plan activity	(20,327)	—
Accretion of workers compensation and leases fair value adjustment	(523)	(969)
Changes in operating assets and liabilities:
Restricted cash and investments	(21,198)	(7,968)
Prepaid expenses and other current assets	(3,201)	(7,899)
Workers compensation receivables	3,294	(11,775)
Other assets	(14,585)	8,166
Accounts payable	2,522	4,826
Prepaid income taxes	27,574	(29,642)
Other current liabilities	9,103	11,321
Other liabilities	47,419	22,196
Worksite employee related assets	768,010	75,390
Worksite employee related liabilities	(768,552)	(76,921)
Net cash provided by operating activities	104,521	98,396
Investing activities
Acquisitions of businesses	(4,750)	—
Purchase of debt securities	(14,989)	(16,789)
Proceeds from maturity of debt securities	1,275	—
Purchase of property and equipment	(14,747)	(17,082)
Net cash used in investing activities	(33,211)	(33,871)
Financing activities
Proceeds from issuance of common stock, net of issuance costs	—	218,572
Realized tax benefit of deductible IPO transaction costs	822	585
Proceeds from issuance of common stock on exercised options	6,464	1,146
Proceeds from issuance of common stock on employee stock purchase plan	2,723	—
Excess tax benefit from equity incentive plan activity	20,327	—
Repayment of notes payable	(40,249)	(268,425)
Payment of debt issuance costs	—	(11,060)
Repayments under capital leases	(244)	(263)
Repurchase of common stock	(48,940)	(1,422)
Net cash used in financing activities	(59,097)	(60,867)
Effect of exchange rate changes on cash and cash equivalents	(239)	(62)
Net increase in cash and cash equivalents	11,974	3,596
Cash and cash equivalents at beginning of period	134,341	94,356
Cash and cash equivalents at end of period	$146,315	$97,952

Key Operating Metrics
We regularly review certain key operating metrics to evaluate growth trends, measure our performance and make strategic decisions. Our key operating metrics for the periods presented were as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Net Insurance Service Revenues (in thousands)	$34,054	$40,903	$103,627	$128,334
Net Service Revenues (in thousands)	$133,527	$127,767	$397,915	$380,333
Total WSEs	314,930	272,846
Total Sales Representatives	479	391

Non-GAAP Financial Measures
We use Net Insurance Service Revenues, Net Service Revenues, Adjusted EBITDA, Adjusted Net Income, and pro forma Adjusted Net Income per share – diluted to provide an additional view of our operational performance. Net Insurance Service Revenues, Net Service Revenues, Adjusted EBITDA, Adjusted Net Income and pro forma Adjusted Net Income per share – diluted are financial measures that are not prepared in accordance with GAAP. We define Net Insurance Service Revenues as insurance service revenues less insurance costs, which include the premiums we pay to insurance carriers for the health and workers compensation insurance coverage provided to our clients and WSEs and the reimbursements we pay to the insurance carriers for claim payments within our insurance deductible layer. We define Net Service Revenues as the sum of professional service revenues and Net Insurance Service Revenues. We define Adjusted EBITDA as net income, excluding the effects of our income tax provision, interest expense, depreciation, amortization of intangible assets, stock-based compensation and, in 2014, certain costs related to a public offering of our shares of common stock. We define Adjusted Net Income as net income, excluding the effects of our effective income tax rate, stock-based compensation, amortization of intangible assets, non-cash interest expense, debt prepayment premium, the income tax effect of these pre-tax adjustments at our effective tax rate and, in 2014, certain costs related to a public offering of our shares of common stock. For purposes of our non-GAAP financial presentation, as a result of a 2015 increase in New York City tax rates and, in the third quarter of 2015, an increase in blended state rates, we have adjusted the effective tax rate to 41.5% for the periods ended September 30, 2015, from 39.5% for the periods ended September 30, 2014. Each of these effective tax rates exclude income tax on non-deductible stock-based compensation and discrete items including the cumulative effect of state law changes. Non-cash interest expense represents amortization and write-off of our debt issuance costs. We define pro forma Adjusted Net Income per share – diluted as Adjusted Net Income per basic share adjusted to reflect our equity structure as if our initial public offering and associated conversion of preferred stock had occurred at the beginning of the period and all option exercises that occurred during the period occurred at the beginning of the period, and then giving effect to all remaining potential shares of common stock issuable upon exercise of options or settlement of restricted stock units, to the extent dilutive.
We believe that the use of Net Insurance Service Revenues provides useful information as it presents a measure of revenues from our provision of insurance services to our clients that eliminates the cost to us of that insurance. We believe that Net Service Revenues provides a useful measure of total revenues for the two main components of our revenues calculated on a consistent basis. We believe that the use of Adjusted EBITDA, Adjusted Net Income and pro forma Adjusted Net Income per share – diluted provides additional period-to-period comparisons and analysis of trends in our business, as they exclude certain one-time and non-cash expenses. We believe that Net Insurance Service Revenues, Net Service Revenues, Adjusted EBITDA, Adjusted Net Income, and pro forma Adjusted Net Income per share – diluted are useful for our stockholders and board of directors by helping them to identify trends in our business and understand how our management evaluates our business. We use Net Insurance Service Revenues, Net Service Revenues, Adjusted EBITDA, Adjusted Net Income and pro forma Adjusted Net Income per share – diluted to monitor and evaluate our operating results and trends on an ongoing basis and internally for operating, budgeting and financial planning purposes, in addition to allocating our resources to enhance the financial performance of our business and evaluating the effectiveness of our business strategies. We also use Net Service Revenues and Adjusted EBITDA in determining the incentive compensation for management.
Net Insurance Service Revenues, Net Service Revenues, Adjusted EBITDA, Adjusted Net Income and pro forma Adjusted Net Income per share – diluted are not prepared in accordance with, and should not be considered in isolation of, or as an alternative to, measurements required by GAAP. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. As non-GAAP measures, Net Insurance Service Revenues, Net Service Revenues, Adjusted EBITDA, Adjusted Net Income and pro forma Adjusted Net Income per share – diluted have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP. In particular:

• Net Insurance Service Revenues and Net Service Revenues are reduced by the insurance costs that we pay to insurance carriers;
• Adjusted EBITDA does not reflect interest expense, or the cash requirements necessary to service interest or principal payments on our debt;
• Adjusted EBITDA does not reflect the amounts we paid in taxes or other components of our tax provision;
• Adjusted EBITDA does not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;
• Adjusted EBITDA and Adjusted Net Income do not reflect changes in, or cash requirements for, our working capital needs;
• Adjusted EBITDA, Adjusted Net Income and pro forma Adjusted Net Income per share – diluted do not reflect the non-cash component of employee compensation;
• Although depreciation and amortization of intangible assets are non-cash charges, the assets being depreciated and amortized often will have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements; and
• Other companies in our industry may calculate these measures or similar measures differently than we do, limiting their usefulness as a comparative measure.

Because of these limitations, you should consider Net Insurance Service Revenues, Net Service Revenues, Adjusted EBITDA, Adjusted Net Income and pro forma Adjusted Net Income per share – diluted alongside other financial performance measures, including total revenues, net income and our other financial results presented in accordance with GAAP.

The table below sets forth a reconciliation of GAAP insurance service revenues to Net Insurance Service Revenues:

	Three Months Ended September 30,		Change 2015 vs. 2014		Nine Months Ended September 30,		Change 2015 vs. 2014
	2015	2014	$	%	2015	2014	$	%
	(in thousands, except percentages)
Insurance service revenues	$568,535	$469,087	$99,448	21%	$1,639,305	$1,337,870	$301,435	23%
Less: Insurance costs	534,481	428,184	106,297	25%	1,535,678	1,209,536	$326,142	27%
Net Insurance Service Revenues	$34,054	$40,903	$(6,849)	(17)%	$103,627	$128,334	$(24,707)	(19)%

The table below sets forth a reconciliation of GAAP total revenues to Net Service Revenues:

	Three Months Ended September 30,		Change 2015 vs. 2014		Nine Months Ended September 30,		Change 2015 vs. 2014
	2015	2014	$	%	2015	2014	$	%
	(in thousands, except percentages)
Total revenues	$668,008	$555,951	$112,057	20%	$1,933,593	$1,589,869	$343,724	22%
Less: Insurance costs	534,481	428,184	106,297	25%	1,535,678	1,209,536	326,142	27%
Net Service Revenues	$133,527	$127,767	$5,760	5%	$397,915	$380,333	$17,582	5%

The table below sets forth a reconciliation of GAAP net income to Adjusted EBITDA:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
	(in thousands)
Net income	$3,097	$725	$17,600	$8,486
Provision for income taxes	4,255	2,238	17,328	9,149
Stock-based compensation	4,188	3,181	12,991	8,251
Interest expense and bank fees	4,685	18,462	14,653	49,174
Depreciation	4,132	3,265	10,761	9,725
Amortization of intangible assets	10,459	12,743	32,284	39,559
Secondary offering costs	—	858	—	858
Adjusted EBITDA	$30,816	$41,472	$105,617	$125,202

The table below sets forth a reconciliation of GAAP net income to Adjusted Net Income:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
	(in thousands)
Net income	$3,097	$725	$17,600	$8,486
Effective income tax rate adjustment	1,204	1,068	2,833	2,183
Stock-based compensation	4,188	3,181	12,991	8,251
Amortization of intangible assets	10,459	12,743	32,284	39,559
Non-cash interest expense	799	13,602	2,820	21,088
Debt prepayment premium	—	—	—	3,800
Secondary Offering Costs	—	858	—	858
Income tax impact of pre-tax adjustments	(6,410)	(12,002)	(19,959)	(29,055)
Adjusted Net Income	$13,337	$20,175	$48,569	$55,170

The table below sets forth a reconciliation of GAAP weighted average shares of common stock – basic to pro forma weighted average shares of common stock - diluted and pro forma Adjusted Net Income per share – diluted as if the equity structure had been in place at the beginning of the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
	(in thousands, except per share data)
GAAP Weighted average shares of common stock - basic	70,238	69,135	70,247	51,655
Effect of IPO, conversion of preferred stock and exercise of stock options during the period included above	252	(31)	(436)	(36,587)
Adjustments as if the equity structure had occurred at the beginning of the periods:
Conversion of preferred stock	—	—	—	38,066
Common stock issued in connection with IPO	—	—	—	15,000
Common stock issued in connection with stock option exercises, net of stock repurchases	(500)	280	178	1,058
Dilutive effect of outstanding stock options and restricted stock units	1,369	3,623	1,269	2,917
Pro forma weighted average shares of common stock - diluted	71,359	73,007	71,258	72,109
Adjusted Net Income	$13,337	$20,175	$48,569	$55,170
Pro forma Adjusted Net Income per share - diluted	$0.19	$0.28	$0.68	$0.77